EXHIBIT 10.2


SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
---------------------------------------X

WESTCAP CORPORATION,                   :
                                          Index No.: 604059/97
                     Plaintiff,        :
                                          STIPULATION
                                          AND ORDER
           -against-                   :

OAK TREE MEDICAL SYSTEMS, INC.         :

                     Defendant.        :

---------------------------------------:
                                       X

           IT IS HEREBY STIPULATED AND AGREED, by and between the parties herein, as follows:

      1. In settlement of the claims asserted by Plaintiff and Defendant, Defendant shall on or before 5:00 P.M. on January 5, 1998, wire transfer, or hand deliver a bank check to Parker Chapin Flattau & Klimpl, LLP as attorneys for Plaintiff in the sum of $5,000.

      2. Defendant shall file a Form S-8 Registration Statement under the Securities Act of 1933 registering with the Securities and Exchange Commission 22,000 shares of Defendant's common stock registered in the name of Westcap Corporation, and shall cause such registration to become effective by no later than February 23, 1998. Defendant shall deliver to Parker Chapin Flattau & Klimpl, LLP the 22,00 shares of Defendant's common stock by no later than March 2, 1998. The parties agree that as of the date of this Stipulation and Order, Defendant's common stock is trading at $2.093 per share. If, the closing bid price for shares of Defendant's common stock on the date the registration statement is filed is below $2.093 per share, Defendant shall issue such additional shares to Plaintiff so that the average price of the shares of stock issued to Plaintiff is at least $2.093 per share. In no event shall Defendant be required to issue to plaintiff more than 2,500 additional shares.

      3. Plaintiff shall not sell more than 5,000 shares of such common stock per week.

      4. In the event that: (a) the foregoing payment is not made to Plaintiff as required by paragraph 1 of this Stipulation and Order, or Defendant has failed to have the S-8 registration statement pursuant to paragraph 2 of this Stipulation and Order become effective for any reason by February 23, 1998, or has failed to deliver to Parker Chapin Flattau & Klimpl, LLP the 22,000 shares of Defendant's common stock by March 2, 1998; (b) Plaintiff has given Defendant's counsel written notice (by hand delivery or nationally recognized overnight courier) of such default at the address of Higgins & Tippett, LLP, 330 Madison Avenue, New York, New York 10017 Attn: Lewis Trippett; and (c) the default is not cured on or before 5:00 p.m. on the fifth business day after the date of delivery of such notice, then Plaintiff shall, in any of such event, have the right pursuant to CPLR 3215(i)(1), upon filing an affidavit as to Defendant's failure to comply with the terms hereof, to have a judgment entered in the amount of $50,000. Plaintiff shall also be entitled to an award of its costs of enforcement of, and collection of all amounts due under, this Stipulation and Order and any judgment entered, including reasonable attorney's fees. Plaintiff may seek an award of those costs by special proceeding or otherwise.

      5. Simultaneously with the execution of this Stipulation and Order, Plaintiff and Defendant and Jerome A. Roth and Defendant shall each execute a general release in the form annexed hereto as Exhibit A. The releases executed by Defendant shall be delivered to Plaintiff's counsel and shall be held in escrow by Plaintiff's counsel until Defendant has satisfied all of its obligations hereunder. The releases executed by Plaintiff and Jerome A. Roth shall be delivered to Defendant's counsel and shall be held in escrow by Defendant's counsel until Defendant has satisfied all of its obligations hereunder.

      6. The above entitled action is discontinued with prejudice and without costs to any party.

      7. Any party to this Stipulation and Order may make application to the Court in the event such party does not receive the financial or other benefits due its pursuant to this Stipulation and order and the Court shall retain jurisdiction for the purpose of enforcing this Stipulation and Order.

      8. It is acknowledged and agreed that neither Plaintiff nor Defendant admit any fault or liability with respect to, or in connection with, or in any matters growing out of this Action or any matters alleged in the papers filed in connection therewith.

      9. This Stipulation and Order may be executed in facsimile counterparts and when party has signed, dated and delivered at least one such facsimile counterpart, each facsimile counterpart shall be deemed an original and all facsimile counterparts taken together shall constitute one and the same Stipulation and Order, which shall be binding and effective as to all parties.

 Dated: New York, New York
        December 30, 1997


/s/ PARKER CHAPIN FLATTAU                   /s/ HIGGINS & TRIPPETT
    ---------------------                       ----------------------
    PARKER CHAPIN FLATTAU                       HIGGINS & TRIPPETT LLP
    KLIMPL, LLP                                 Attorneys for Defendant
    Attorneys for Plaintiff                     330 Madison Avenue
    1211 Avenue of the Americas                 New York, New York 10017
    New York, New York 10036



Westcap Corporation                         Oak Tree Medical Systems, Inc.


By: /s/ JEROME A. ROTH                      By: /s/ FRED L. SINGER
        --------------                              --------------
        Jerome A. Roth                              Fred L. Singer

SO ORDERED


---------------------
Ira Gammerman, J.S.C.

Dated: New York, New York
       January__, 1998